Exhibit 99.2

Endwave Repurchases Preferred Stock from Oak Investment Partners

Balance Sheet Remains Strong with $30 Million in Cash

SAN JOSE, Calif.--(BUSINESS WIRE)--January 21, 2010--Endwave Corporation (Nasdaq: ENWV), a leading provider of high-frequency RF solutions for mobile communications networks, today announced that it has repurchased all 300,000 shares of Endwave preferred stock held by Oak Investment Partners XI, Limited Partnership for $36 million in cash. This represents 3,000,000 shares of Endwave common stock on an as-converted basis. Such shares had entitled Oak to a liquidation preference equal to its original investment of $45 million before any proceeds from a liquidation or sale of the company would have been paid to the holders of Endwave’s common stock. The shares were initially acquired by Oak Investment Partners in April 2006. In connection with the share repurchase, Eric Stonestrom, Oak’s designee to Endwave’s board of directors, resigned from the board of directors effective immediately.

“Oak’s knowledge of our industry and its contributions over the last several years have played a valuable role in the strategic direction of Endwave, albeit during a challenging economic period,” said John Mikulsky, President and Chief Executive Officer of Endwave. “We believe our decision to remove the overhang of the Preferred Stock at this time is in the best interests of our stockholders and enhances our strategic flexibility while continuing to afford us a strong cash position.”

“Our balance sheet remains healthy, enabling us to continue to effectively serve our existing module business while both building our recently launched microwave integrated circuit product line and pursuing M&A opportunities,” continued Mr. Mikulsky. “After a lengthy and comprehensive investigation of our strategic alternatives, our board of directors determined that completing this transaction was in the best interests of our common stockholders. Going forward, we intend to focus on growth both organically and through acquisitions.”

Conference Call on February 2

Endwave Corporation will hold a conference call on February 2 to discuss this event along with financial results for the fourth quarter and full year 2009 at 4:30 p.m. Pacific time (PT). Investors are invited to participate in the conference call by dialing (480) 629-9723 (Conference ID: 4195007) by 1:20 p.m. PT on February 2. A webcast will also be available at www.endwave.com.

About Endwave

Endwave Corporation designs, manufactures and markets RF solutions that enable the transmission, reception and processing of high-frequency signals in mobile communications networks. Endwave has 41 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

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